Exhibit 10.1

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

PUMA BIOTECHNOLOGY, INC.

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (“Agreement”) is made as of March 8, 2022 (the “Agreement Date”), by and among Puma Biotechnology, Inc., a Delaware corporation (the “Company”), and each of those persons and entities, severally and not jointly, listed as a Purchaser on the Schedule of Purchasers attached as Exhibit A hereto (the “Schedule of Purchasers”). Such persons and entities are hereinafter collectively referred to herein as “Purchasers” and each individually as a “Purchaser.”

AGREEMENT

In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, and each Purchaser (severally and not jointly) hereby agree as follows:

SECTION 1. AUTHORIZATION OF SALE OF THE SHARES.

The Company has authorized the sale and issuance of 3,584,228 shares of its Common Stock, par value $0.0001 per share (the “Common Stock”), on the terms and subject to the conditions set forth in this Agreement. The shares of Common Stock sold hereunder at the Closing (as defined below) shall be referred to as the “Shares.”

SECTION 2. AGREEMENT TO SELL AND PURCHASE THE SHARES.

2.1    Sale of Shares. At the Closing (as defined in Section 3), the Company will sell to each Purchaser, and each Purchaser will purchase from the Company, the number of Shares set forth opposite such Purchaser’s name on the Schedule of Purchasers at a purchase price of $2.79 per Share. The aggregate purchase price for the Shares purchased by each Purchaser (the “Purchase Amount”) is set forth opposite such Purchaser’s name on the Schedule of Purchasers.

2.2    Form of Payment. Except as may otherwise be agreed to among the Company and one or more of the Purchasers, on the Closing Date (as defined below), each Purchaser shall wire its Purchase Amount, in United States dollars and in immediately available funds, to the Company’s account set forth on Schedule 2 hereto.

2.3    Separate Agreement. Each Purchaser shall severally, and not jointly, be liable for only the purchase of the Shares that appear on the Schedule of Purchasers that relate to such Purchaser. The Company’s agreement with each of the Purchasers, is a separate agreement, and the sale of Shares to each of the Purchasers is a separate sale. The obligations of each Purchaser hereunder are expressly not conditioned on the purchase by any or all of the other Purchasers of the Shares such other Purchasers have agreed to purchase; provided that, notwithstanding anything to the contrary in this Agreement, Athyrium Opportunities IV Co-Invest 2 LP, a limited partnership organized under the laws of Delaware (“Athyrium”), shall not have any obligation to fund its Purchase Amount under this Section 2 unless Alan H. Auerbach, the Chief Executive Officer of the Company, has previously wired his Purchase Amount to the Company in accordance with Section 2.2.

SECTION 3. CLOSING AND DELIVERY.

3.1    Closing. The closing of the purchase and sale of the Shares (which Shares are set forth in the Schedule of Purchasers) pursuant to this Agreement (the “Closing”) shall be held on March 10, 2022 at the offices of Latham & Watkins LLP, 650 Town Center Drive, 20th Floor, Costa Mesa, CA 92626, or on such other date and place as may be agreed to by the Company and the Purchasers (the “Closing Date”). At or prior to the Closing, each Purchaser shall execute any related agreements or other documents required to be executed hereunder, dated on or before the Closing Date.

3.2    Issuance of the Shares at the Closing. On the Closing Date, upon receipt of the applicable Purchase Amount from a Purchaser, the Company shall irrevocably instruct its transfer agent to deliver to such Purchaser evidence of a book entry position (or, if requested in writing by a Purchaser on or before the date hereof, a certificate) evidencing the Shares purchased by such Purchaser hereunder, registered in the name of such Purchaser, or in such nominee name(s) as designated by such Purchaser, representing the number of Shares to be purchased by such Purchaser at such Closing as set forth in the Schedule of Purchasers against payment of the purchase price for such Shares, within three (3) business days after the Closing.

SECTION 4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

The Company hereby represents and warrants as of the date hereof, and covenants with, the Purchasers as follows:

4.1    Organization and Standing. The Company (a) has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with full corporate power and authority to own, lease and to operate its properties and conduct its business as presently conducted, and (b) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except in the case of clause (b) above, where the failure to be so qualified or be in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company (a “Material Adverse Effect”).

4.2    Corporate Power; Authorization. The Company has full corporate power and authority to execute and deliver this Agreement, and to issue, sell and deliver the Shares. This Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally and (ii) as limited by equitable principles generally, including any specific performance.

4.3    Subsidiaries. Each of the Company’s “subsidiaries” (for purposes of this Agreement, as defined in Rule 405 under the Securities Act) has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as presently conducted. Each of the Company’s subsidiaries is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect. All of the issued and outstanding capital stock or other equity or ownership interests of each of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim. None of the outstanding capital stock or equity interest in any subsidiary was issued in violation of preemptive or similar rights of any security holder of such subsidiary. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 10‑K for the fiscal year ended December 31, 2021.

4.4    Issuance and Delivery of the Shares. The Shares have been duly and validly authorized and, when issued and paid for in compliance with the provisions of this Agreement, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights (each, an “Encumbrance”), except for restrictions on transfer under this Agreement, applicable state and federal securities laws and Encumbrances created by or imposed by the Purchasers. Assuming the accuracy of the representations made by each Purchaser in Section 5, the offer and issuance by the Company of the Shares is exempt from registration under the Securities Act.

4.5    SEC Documents; Financial Statements. The Company has filed in a timely manner all documents that the Company was required to file with the Securities and Exchange Commission (the “Commission”) under Sections 13, 14(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since January 1, 2018. As of their respective filing dates (or, if amended prior to the date of this Agreement, when amended), all documents filed by the Company with the Commission (the “SEC Documents”) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder. None of the SEC Documents as of their respective dates contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. There are no contracts or documents that are required to be described in the SEC Documents that have not been so described and filed as required. The financial statements of the Company included or incorporated by reference in the SEC Documents, together with the related notes and schedules, present fairly the consolidated financial position of the Company as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ deficit (equity) of the Company for the periods specified and have been prepared in compliance with the requirements of the Securities Act and the Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved. Any disclosure contained in the SEC Documents regarding “non-GAAP financial measures” (as defined by the rules and regulations of the Commission) complies in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

4.6    Auditors. KPMG LLP, who have certified certain financial statements of the Company and delivered their report with respect to the audited financial statements and schedules included in the SEC Documents, are independent registered public accountants as required by the Securities Act and by the rules of the Public Company Accounting Oversight Board.

4.7    Capitalization. The authorized capital stock of the Company consists of 100,000,000 shares of common stock. As of the Agreement Date, there are 41,365,132 shares of Common Stock issued and outstanding, of which no shares are owned by the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in the SEC Documents. Except as described in the SEC Documents or as have otherwise been waived (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company, (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares; and (iv) no person has the right, contractual or otherwise, to cause the Company to register under the Securities Act any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company.

4.8    Litigation. Except as otherwise disclosed in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation brought by or before any legal or governmental entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. No material labor dispute with the employees of the Company or any of its subsidiaries, or with the employees of any principal supplier, manufacturer, customer or contractor of the Company, exists or, to the knowledge of the Company, is threatened or imminent.

4.9    No Default or Consents. Neither the Company nor any of its subsidiaries is in violation of its charter or by‑laws, partnership agreement or operating agreement or similar organizational documents, as applicable, or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, loan, credit agreement, note, lease, license agreement, contract, franchise or other instrument (including, without limitation, any pledge agreement, security agreement, mortgage or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness) to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of their respective properties or assets are subject (each, an “Existing Instrument”), except for such Defaults as could not be reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect. The Company’s execution, delivery and performance of this Agreement, consummation of the transactions contemplated hereby and the issuance and sale of the Shares (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by‑laws, partnership agreement or operating agreement or similar organizational documents, as applicable, of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of its subsidiaries, except with respect clauses (ii) and (iii) for such Defaults as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act and such as may be required under applicable state securities or blue sky laws or FINRA (as defined below). As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

4.10    No Material Adverse Change. Except as otherwise disclosed in the SEC Documents, since the date of the latest audited financial statements included in the SEC Documents: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in (A) the condition, financial or otherwise, or in the earnings, business, properties, operations, operating results, assets, liabilities or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity or (B) the ability of the Company to consummate the transactions contemplated by this Agreement or perform its obligations hereunder; (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, including without limitation any losses or interference with their business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company and its subsidiaries, considered as one entity, and have not entered into any material transactions not in the ordinary course of business; and (iii) there has not been any material decrease in the capital stock or any material increase in any short-term or long-term indebtedness of the Company or its subsidiaries and there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, by any of the Company’s subsidiaries on any class of capital stock, or any repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

4.11    No General Solicitation. Neither the Company nor any Person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the offer or sale of the Shares.

4.12    No Integrated Offering. Neither of the Company or any Person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any Company security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) of the Securities Act or require registration of any of the Shares under the Securities Act or cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of the Securities Act.

4.13    Intellectual Property. Except as otherwise disclosed in the SEC Documents, the Company and its subsidiaries own or otherwise possess, hold, or have obtained valid and enforceable licenses or other rights under the inventions, patent applications, patents, trademarks, trade names, service names, copyrights, trade secrets and other intellectual property described in the SEC Documents as being owned or licensed by them or which are necessary for the conduct of their respective businesses as currently conducted or as currently proposed to be conducted as disclosed in the SEC Documents (collectively, “Intellectual Property”) and to the knowledge of the Company, the conduct of their respective businesses does not and will not infringe, misappropriate or otherwise conflict in any material respect with any such rights of others. None of the Intellectual Property described in the SEC Documents that are owned by or licensed to the Company or its subsidiaries (collectively, the “Company Intellectual Property”) has been adjudged by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part, and the Company is unaware of any material facts which would form a reasonable basis for any such adjudication. To the Company's knowledge there is no infringement by third parties of any Company Intellectual Property. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others: (A) challenging the Company’s rights in or to any Company Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (B) challenging the validity, enforceability or scope of any Company Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; or (C) asserting that the Company or any of its subsidiaries infringes or otherwise violates, or would, upon the commercialization of any product or service described in the SEC Documents as under development, infringe or violate, any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim except, in each case of (A), (B) and (C), where such challenge or assertion would not reasonably be expected to result in a Material Adverse Effect. The Company and its subsidiaries have complied with the terms of each agreement pursuant to which Company Intellectual Property has been licensed to the Company or any subsidiary, and all such agreements are in full force and effect, except, where such non-compliance would not reasonably be expected to result in a Material Adverse Effect. To the Company’s knowledge, there are no material defects in any of the patents or patent applications included in the Company Intellectual Property. The Company and its subsidiaries have taken all reasonable steps to protect, maintain and safeguard their Company Intellectual Property, including the execution of appropriate nondisclosure, confidentiality agreements and invention assignment agreements and invention assignments with their employees, and to the knowledge of the Company, no employee of the Company is in or has been in violation of any term of any patent disclosure agreement, nondisclosure, confidentiality agreements and invention assignment agreements and invention assignments. To the knowledge of the Company, the duty of candor and good faith as required by the United States Patent and Trademark Office during the prosecution of the United States patents and patent applications included in the Intellectual Property have been complied with; and in all foreign offices having similar requirements, all such requirements have been complied with. To the knowledge of the Company, none of the Company Intellectual Property or technology (including information technology and outsourced arrangements) employed by the Company or its subsidiaries has been obtained or is being used by the Company or its subsidiaries in violation of any contractual obligation binding on the Company or its subsidiaries or any of their respective officers, directors or employees or otherwise in violation of the rights of any persons. The product candidates described in the SEC Documents as under development by the Company or any subsidiary fall within the scope of the claims of one or more patents or pending claims or one or more patent applications included in the Intellectual Property.

4.14    Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and is listed on Nasdaq, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance with all applicable listing requirements of Nasdaq.

4.15    Disclosure. The Company understands and confirms that the Purchasers will rely on the representations in this Section 4 in effecting transactions in securities of the Company.  All due diligence materials regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company to the Purchasers upon their request are, when taken together with the SEC Documents, true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

4.16    Properties and Assets. Except as otherwise disclosed in the SEC Documents, the Company and its subsidiaries have good and marketable title to all of the real and personal property and other assets reflected as owned by them in the financial statements referred to in Section 4.5 above or elsewhere in the SEC Documents, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects, except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. The real property, improvements, equipment and personal property held under lease by the Company or its subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

4.17    Taxes. The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 4.5 above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined, except to the extent such inadequacy would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

4.18    Investment Company. The Company is not and, after giving effect to the offering and sale of the Shares, will not be, an “investment company” or an entity “controlled” by an “investment company, as such terms are defined in the Investment Company Act of 1940, as amended.

4.19    Insurance. Except as otherwise disclosed in the SEC Documents, each of the Company and its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes and policies covering the Company and its subsidiaries for product liability claims and clinical trial liability claims. The Company has no reason to believe that it or any of its subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

4.20    Price of Common Stock. The Company has not taken, directly or indirectly, any action designed, or which has constituted or would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares in violation of Regulation M under the Exchange Act.

4.21    Governmental Permits, Etc. Except as otherwise disclosed in the SEC Documents or as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, the Company and each subsidiary possess such valid and current certificates, authorizations, approvals or permits required by state, federal or foreign regulatory agencies or bodies to conduct their respective businesses as currently conducted and as described in the SEC Documents (“Permits”), and neither the Company nor any of its subsidiaries is in violation of, or in default under, any of the Permits or has received any written notice of proceedings relating to the revocation or modification of, or non‑compliance with, any such certificate, authorization or permit.

4.22    Transactions with Affiliates and Employees. Except as contemplated by this Agreement, there are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the SEC Documents that have not been described as required.

4.23    Internal Control over Financial Reporting. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the SEC Documents fairly presents the information called for in all material respects and is prepared in accordance with the Commission's rules and guidelines applicable thereto.

4.24    Disclosure Controls and Procedures; Sarbanes-Oxley Act. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they were established. Since the end of the Company’s most recent audited fiscal year, there have been no material weaknesses in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is in compliance, in all material respects, with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

4.25    ERISA. Except as otherwise disclosed in the SEC Documents, the Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

4.26    Environmental Laws. Except as described in the SEC Documents and except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (iv) to the Company’s knowledge, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws. In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). No facts or circumstances relating to the Company’s compliance with Environmental Laws have come to the Company’s attention that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

4.27    Foreign Corrupt Practices. Neither the Company nor any of its subsidiaries nor any director or officer of the Company or any of its subsidiaries, nor to the knowledge of the Company, any employee, agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made or taken any act in furtherance of an offer, promise, or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or public international organization, or any political party, party official, or candidate for political office; (iii) violated or is in violation of any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the UK Bribery Act 2010, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, authorized, requested, or taken an act in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit. The Company and its subsidiaries and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

4.28    Money Laundering Laws. The operations of the Company and its subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

4.29    OFAC. Neither the Company nor any of its subsidiaries, directors or officers, nor, to the knowledge of the Company, after due inquiry, any employee, agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions”); nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, and Syria; and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that at the time of such financing, is the subject or the target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of applicable Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

4.30    Compliance in Clinical Trials. The preclinical tests and clinical trials, and other studies conducted by or on behalf of the Company or its subsidiaries (collectively, “Studies”) that are described in, or the results of which are referred to in, the SEC Documents were and, if still pending, are being conducted in all material respects in accordance with the experimental protocols, procedures and controls, including all applicable laws; each description of the results of such Studies is accurate and complete in all material respects, and the Company and its subsidiaries have no knowledge of any other Studies the results of which are materially inconsistent with, or otherwise materially call into question, the results described or referred to in the SEC Documents; the Company and its subsidiaries have made all such filings and obtained all such authorizations to conduct the Studies as may be required by the Food and Drug Administration of the U.S. Department of Health and Human Services or any committee thereof or from any other U.S. or foreign government or drug regulatory agency, or health care facility or independent Institutional Review Board (collectively, the “Regulatory Agencies”); and in the last five (5) years, neither the Company nor any of its subsidiaries has received any written notice of, or written correspondence from, any Regulatory Agency requiring the termination, suspension or modification of any clinical trials that are described or referred to in the SEC Documents.

4.31    Compliance with Health Care Laws. Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, the Company and its subsidiaries are, and during the last five (5) years have been, in compliance with all Health Care Laws. For purposes of this Agreement, “Health Care Laws” means: (i) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.), the applicable provisions of the Public Health Service Act (42 U.S.C. Section 201 et seq.), and the regulations promulgated thereunder; (ii) all applicable federal, state, local and foreign health care fraud and abuse laws, including, without limitation, the Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal false statements law (42 U.S.C. Section 1320a-7b(a)), 18 U.S.C. Sections 286 and 287, the criminal health care fraud law (18 U.S.C. Section 1347), the civil monetary penalties law (42 U.S.C. Section 1320a-7a), the exclusion law (42 U.S.C. Section 1320a-7), the Physician Payments Sunshine Act (42 U.S.C. Section 1320-7h), and applicable laws governing governmental health care programs; (iii) HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.); (v) licensure, quality, safety and accreditation requirements under applicable federal, state, local or foreign laws or regulatory bodies; and (vi) all other local, state, federal, national, supranational and foreign laws, relating to the regulation of the Company or its subsidiaries, and (vii) the regulations promulgated pursuant to such statutes and any state or non-U.S. counterpart thereof. In the past five (5) years, neither the Company nor any of its subsidiaries has received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product, operation, or activity is or may be in material violation of any Health Care Laws nor, to the Company’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened or contemplated. Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, the Company and its subsidiaries have filed, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission). Neither the Company nor any of its subsidiaries is a party to any corporate integrity agreement, monitoring agreement, consent decree, settlement order, or similar agreement with or imposed by any Regulatory Agency. Additionally, neither the Company, any of its subsidiaries, nor any of their respective employees, officers, directors, managing employees, owners or, to the knowledge of the Company, agents has been excluded, suspended or debarred from participation in any U.S. governmental health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

4.32    Shell Company. The Company is not an “ineligible issuer” (as defined in Rule 405 promulgated under the Securities Act)

4.33    PFIC. Subject to the qualifications and assumptions set forth in the SEC Documents, the Company is not, and upon the sale of the Shares contemplated hereby does not expect to become, a “passive foreign investment company” (as defined in Section 1297 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder).

4.34    Acknowledgment Regarding Purchasers’ Purchase of Shares. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Purchasers’ purchase of the Shares. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

4.35    No Additional Agreements. The Company does not have any agreement or understanding with any Purchaser with respect to the transactions contemplated by this Agreement other than as specified in this Agreement or any written agreement regarding the confidentiality and use of confidential information.

SECTION 5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS.

5.1    Each Purchaser, severally and not jointly, represents and warrants to and covenants with the Company that:

(a)    Such Purchaser (if an entity) is a validly existing corporation, limited partnership, limited liability company, trust, pension plan, or government plan and has all requisite corporate, partnership, limited liability company or other requisite organizational power and authority to enter into and consummate the transactions contemplated by this Agreement and to carry out its obligations hereunder, and to invest in the Shares pursuant to this Agreement.

(b)    Such Purchaser acknowledges that it can bear the economic risk and complete loss of its investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

(c)    Such Purchaser has had an opportunity to receive, review and understand all information related to the Company requested by it and to ask questions and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Shares, and has conducted and completed its own independent due diligence. Such Purchaser acknowledges that the Company has made available the SEC Documents. Based on the information such Purchaser has deemed appropriate, and without reliance upon any placement agent, it has independently made its own analysis and decision to enter into this Agreement. Such Purchaser is relying exclusively on the contents of this Agreement and its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate) with respect to the execution, delivery and performance of this Agreement, the Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters.

(d)    The Shares to be received by such Purchaser hereunder will be acquired for such Purchaser’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act.

(e)    Such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws.

(f)    Such Purchaser is not a broker-dealer registered with the Commission under the Exchange Act or an entity engaged in a business that would require it to be so registered. Such Purchaser understands that the Shares are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the securities purchased hereunder except in compliance with the Securities Act, applicable blue sky laws, and the rules and regulations promulgated thereunder.

(g)    Such Purchaser is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act.

(h)    Such Purchaser has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of the Shares and participation in the transactions contemplated by this Agreement (i) have been duly authorized and approved by all necessary action on the part of Purchaser and (ii) do not and will not violate or constitute a default under such Purchaser’s charter, by-laws or other constituent document or, to the extent defaults would have a material effect on the Purchaser’s ability to perform its obligations under this Agreement, under any law, rule, regulation, agreement or other obligation by which such Purchaser is bound.

(i)    The execution, delivery and performance by such Purchaser of this Agreement have been duly authorized and each has been duly executed and when delivered will constitute the valid and legally binding obligation of such Purchaser, enforceable against such Purchaser in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

(j)    Such Purchaser will complete and deliver or cause to be completed and delivered to the Company, within sixty (60) days following the Closing Date, the Selling Stockholder Questionnaire, substantially in the form attached hereto as Exhibit B, for use in preparation of the registration statement meeting the requirements set forth in the Section 10.7 of this Agreement. The answers to the Selling Stockholder Questionnaire will be true and correct in all material respects as of the date of the delivery to the Company of the completed Selling Stockholder Questionnaire and the effective date of the registration statement. Following the delivery of the Selling Stockholder Questionnaire to the Company by the deadline specified above, the Purchasers shall be entitled to update the information in the Selling Stockholder Questionnaire by providing notice thereof to the Company before the effective date of such registration statement.

(k)    Such Purchaser understands that no United States federal or state agency, or similar agency of any other country, has reviewed, approved, passed upon, or made any recommendation or endorsement of the Company or the purchase of the Shares.

(l)    Such Purchaser has no present intent to effect a “change of control” of the Company as such term is understood under the rules promulgated pursuant to Section 13(d) of the Exchange Act.

(m)    Such Purchaser has not taken any of the actions set forth in, or is not subject to, the disqualification provisions of Rule 506(d)(1) of the Securities Act.

(n)    Such Purchaser did not learn of the investment in the Shares as a result of any general solicitation or general advertising.

(o)    Such Purchaser’s residence (if an individual) or offices in which its investment decision with respect to the Shares was made (if an entity) are located at the address immediately below such Purchaser’s name on its signature page hereto.

(p)    Such Purchaser (including any person controlling, controlled by, or under common control with such Purchaser, as the term “control” is defined pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and its implementing regulations (the “HSR Act”)) in connection with the consummation of the transactions contemplated by this Agreement will not be required to and will not complete a filing with the U.S. government pursuant to the HSR Act.

5.2    Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock) (“Short Sales”), of the securities of the Company during the period commencing as of the time that such Purchaser was first contacted by the Company or any other person regarding the transactions contemplated hereby and ending immediately prior to the Agreement Date. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement. Other than to other persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

5.3    Such Purchaser understands that nothing in this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

5.4    Legends.

(a)   Such Purchaser understands that the certificate or book entry notations evidencing the Shares may bear one or more legends in substantially the following form and substance:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION WHICH IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”

In addition, certificates or book entry notations representing the Shares may contain:

(i)       Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations.

(ii)      Any legend required by the blue sky laws of any other state to the extent such laws are applicable to the sale of such Shares hereunder.

(iii)     To the extent such Purchaser is an “affiliate” (as defined in Rule 405 of the Securities Act) of the Company, a legend regarding affiliate status of the Purchasers set forth in Schedule 1 hereto, in the form included therein.

The Company acknowledges and agrees that, subject to and in compliance with applicable securities laws, a Purchaser may from time to time pledge, and/or grant a security interest in, some or all of the legended Shares pursuant to a bona fide margin agreement in compliance with a bona fide margin loan. Each Purchaser acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the Shares or for any agreement, understanding or arrangement between any Purchaser and its pledgee or secured party. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as such Purchaser may reasonably request in connection with a pledge or transfer of the Shares, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder. Each Purchaser acknowledges and agrees that, except as otherwise provided in Section 5.4(b), any Shares subject to a pledge or security interest as contemplated by this Section 5.4(a) shall continue to bear the legend set forth in this Section 5.4(a) and be subject to the restrictions on transfer set forth in Section 5.5.

(b)         The Company agrees that, as promptly as practicable following the Effective Date (defined below), it will, subject to receipt of such representations and covenants of such Purchaser and such Purchaser’s executing broker, if any, as the Company may reasonably require in connection therewith (and, if such Shares are certificated, together with the delivery by a Purchaser to the Company or the Company’s transfer agent of a certificate representing Shares issued with a restrictive legend), deliver or cause to be delivered to such Purchaser a book entry position representing such shares that is free from any legend referring to the Securities Act (and the Company shall cause to be issued any legal opinion required by the transfer agent with respect thereto). The Company shall not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this section. To the extent that certificates or book entry positions are issued representing the Shares, such certificates or book entry positions subject to legend removal hereunder shall be delivered by the transfer agent of the Company to the Purchasers by issuing to such Purchaser by electronic delivery at the applicable balance account at The Depository Trust Company, the Transfer Agent or any custodian of such Purchaser, as applicable, at such Purchaser’s election. Any fees (with respect to the transfer agent, the Company’s counsel or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company. “Effective Date” means the earliest of the date that (i) the Company has received appropriate notice from the Purchaser that such Shares have been or are being sold or transferred pursuant to an effective registration statement under the Securities Act, (ii) the Company has received appropriate notice from the Purchaser that such Shares have been or are being sold or transferred pursuant to Rule 144 (if the transferor is not an affiliate of the Company); or (iii) such Shares are eligible for sale without volume or manner-of-sale restrictions.

5.6    Transfer Restrictions. Notwithstanding any other provision of this Section 5, each Purchaser covenants that the Shares may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities laws. In connection with any transfer of the Shares other than (a) pursuant to an effective registration statement, (b) to the Company, or (c) pursuant to Rule 144 (provided that the Purchaser provides the Company with reasonable assurances (in the form of seller and, if applicable, broker representation letters) that the securities may be sold pursuant to such rule), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor to the effect that such transfer does not require registration of such transferred Shares under the Securities Act or applicable state securities law. Nothing in this Section 5.5 shall be deemed to prevent, prohibit or otherwise restrict the Purchaser’s right to pledge, and/or grant a security interest in, some or all of the Shares pursuant to Section 5.4.

SECTION 6. CONDITIONS TO COMPANY’S OBLIGATIONS AT THE CLOSING.

The Company’s obligation to complete the sale and issuance of the Shares and deliver Shares to each Purchaser, individually, as set forth in the Schedule of Purchasers at the Closing shall be subject to the following conditions to the extent not waived by the Company:

6.1    Receipt of Payment. Subject to Section 2.3, on or prior to the Closing Date, each Purchaser shall have delivered or caused to be delivered its Purchase Amount, in United States dollars and in immediately available funds, by wire transfer to the Company, as set forth on Schedule 2 hereto, and the Company shall have received payment, by wire transfer of immediately available funds, in the full amount of the purchase price for the number of Shares being purchased by each such Purchaser at the Closing as set forth in the Schedule of Purchasers.

6.2    Representations and Warranties. The representations and warranties made by the Purchasers in Section 5 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Purchaser shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to the Closing Date.

SECTION 7. CONDITIONS TO PURCHASERS’ OBLIGATIONS AT THE CLOSING.

Each Purchaser’s obligation to accept delivery of the Shares and to pay for the Shares shall be subject to the following conditions to the extent not waived by such Purchaser:

7.1    Representations and Warranties. The representations and warranties made by the Company in Section 4 hereof shall be true and correct in all material respects as of, and as if made on, the date of this Agreement and as of the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date.

7.2    Performance. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

7.3    Certificate. Each Purchaser shall have received a certificate signed by the Chief Executive Officer or the Chief Financial Officer to the effect that the representations and warranties of the Company in Section 4 hereof are true and correct in all material respects as of, and as if made on, the date of this Agreement and as of the Closing Date and that the Company has satisfied in all material respects all of the conditions set forth in this Section 7.

7.4    Good Standing. The Company is validly existing as a corporation in good standing under the laws of Delaware.

7.5    Nasdaq Approval. The Company shall have filed with Nasdaq a Notification Form: Listing of Additional Shares for the listing of the Shares.

7.6    Judgments. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.

7.7    Stop Orders. No stop order or suspension of trading shall have been imposed by the Nasdaq Global Market, the Commission or any other governmental regulatory body with respect to public trading in the Common Stock (any such order or suspension, a “Suspension”).

7.8    Adverse Changes. As of the Closing Date, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect.

7.9    Legal Opinion. The Company shall have delivered to each Purchaser a legal opinion of the Company’s counsel, dated as of the Closing Date, in form and substance reasonably satisfactory to the Purchasers.

SECTION 8. TERMINATION OF OBLIGATIONS TO EFFECT CLOSING; EFFECTS.

8.1    The obligations of the Company, on the one hand, and the Purchasers, on the other hand, to effect the Closing shall terminate as follows:

(a)    upon the mutual written consent of the Company and such Purchasers that agreed to purchase a majority of the Shares to be issued and sold pursuant to this Agreement;

(b)    by the Company if any of the conditions set forth in Section 6 shall have become incapable of fulfillment, and shall not have been waived by the Company; or

(c)    by a Purchaser (with respect to itself only) if any of the conditions set forth in Section 7 shall have become incapable of fulfillment, and shall not have been waived by the Purchaser;

provided, however, that, except in the case of clauses (b) and (c) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

8.2    If this Agreement is terminated by either the Company or a Purchaser pursuant to the provisions of Section 8.1, this Agreement with respect to the Company and such Purchaser shall forthwith become void and there shall be no further obligations on the part of the Company or such Purchaser or their respective stockholders, directors, officers, employees, agents or representatives, except for rights and obligations that had accrued hereunder prior to such termination and the provisions of Sections 10.3 with respect to the Confidentiality Obligations (as defined below), 11, 12 and 13, which shall survive any termination of this Agreement; provided, that nothing in this Section 8 shall be deemed (i) to release any party from any liability for any breach by such party of the terms and provisions of this Agreement, or (ii) to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement, in either case, which may have arisen prior to termination of this Agreement.

SECTION 9. BROKER’S FEES.

The Company and each Purchaser (severally and not jointly), hereby represent that there are no brokers or finders entitled to compensation, commissions, placement agent’s fees or similar payments in connection with the sale of the Shares, and shall indemnify each other for any such fees for which they are responsible.

SECTION 10. ADDITIONAL AGREEMENTS OF THE PARTIES.

10.1    Blue Sky Filings. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Shares for, sale to the Purchaser at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

10.2    Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchasers, or that will be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any trading market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

10.3    Short Sales and Confidentiality After the Date Hereof. Each Purchaser covenants that neither it nor any affiliates acting on its behalf or pursuant to any understanding with it will execute any Short Sales during the period from the date hereof until the earlier of such time as (i) after the transactions contemplated by this Agreement are first publicly announced or (ii) this Agreement is terminated in full. Each Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, such Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction) (such obligations, the “Confidentiality Obligations”).

10.4    Securities Laws Disclosure; Publicity. By 5:00 P.M., New York City time, on the trading day immediately following the Agreement Date, the Company shall issue a press release disclosing the material terms of the transactions contemplated hereby.  On or before 9:00 A.M., New York City time, on the third trading day immediately following the execution of this Agreement, the Company will file a Current Report on Form 8-K (the “8-K”) with the Commission describing the material terms of this Agreement (and including as exhibits to the Form 8-K the agreements required to be filed in connection therewith). Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any public filing with the Commission or any regulatory agency or Nasdaq, without the consent of such Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed, except: (a) as required by federal securities law in connection with the filing of this Agreement with the Commission; (b) the filing of a Form D with the Commission under the Securities Act and (c) to the extent such disclosure is required by law or Nasdaq regulations, in which case the Company shall provide the Purchaser with prior notice of such disclosure permitted under this clause (c).

10.5    Furnishing Information. In order to enable the Purchasers to sell the Shares under Rule 144, until such time as no Purchaser holds Shares, the Company shall use its commercially reasonable efforts to file all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act by such report’s deadline or as promptly as practicable thereafter.

10.6    Confirmation of Securities Holdings. Upon request of a Purchaser, as long as such Purchaser is a record holder of the Shares, the Company will use commercially reasonable efforts to cause the transfer agent of the Shares to provide confirmation of such Purchaser’s Common Stock holdings.

10.7    Registration Rights of Purchasers.

(a)    Mandatory Registration. On or prior to the date that is one hundred thirty-five (135) days after the Closing Date (the “Filing Deadline”), the Company shall prepare and file with the Commission a registration statement under the Securities Act relating to the resale on a continuous basis pursuant to Rule 415 of the Securities Act of the full amount of the Shares (the “Registrable Securities”). The registration statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form for such purpose) The Company shall use its commercially reasonable efforts to have the registration statement declared effective by the Commission no later than the date (the “Effectiveness Deadline”), which shall be either: (i) in the event that the Commission does not review the registration statement, forty-five (45) days after the Filing Deadline, or (ii) in the event that the Commission reviews the registration statement, seventy-five (75) days after the Filing Deadline (but in any event, no later than four (4) business days following the Commission indicating that it has no further comments on the registration statement). Subject to any comments from the staff of the Commission, such registration statement shall include the plan of distribution in form and substance reasonably satisfactory to the Purchasers; provided, however, that no Purchaser shall be named as an “underwriter” in the registration statement without the Purchaser’s prior written consent. Such registration statement shall not include any shares of Common Stock or other securities for the account of any other holder without the prior written consent of the Purchasers beneficially owning (as determined pursuant to Rule 13d-3 under the Exchange Act) a majority of the Shares.

(b)    Rule 415; Cutback. In the event the Commission takes the position that the offering of some or all of the Registrable Securities in a registration statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act or requires any Purchaser to be named as an “underwriter,” the Company shall use its reasonable best efforts to persuade the Commission that the offering contemplated by the registration statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Purchasers is an “underwriter.” In the event that, despite the Company’s reasonable best efforts and compliance with the terms of this Section 10.7(b), the Commission refuses to alter its position, the Company shall (i) remove from the registration statement such portion of the Registrable Securities (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the Commission may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name any Purchaser as an “underwriter” in such registration statement without the prior written consent of such Purchaser. Any cutback imposed on the Purchasers pursuant to this Section 10.7(b) shall be allocated among the Purchasers on a pro rata basis, unless the SEC Restrictions otherwise require or provide or the Purchasers otherwise agree. The Company shall use its commercially reasonable efforts at the first opportunity that is permitted by the Commission to register for resale the Cut Back Shares. Such new registration statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Reduction Securities on Form S-3, in which case such registration shall be on another appropriate form for such purpose) and shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Registration Statement) the plan of distribution in form and substance reasonably satisfactory to the Purchasers. The Company shall use its commercially reasonable efforts to cause each such registration statement to be declared effective under the Securities Act as soon as possible and shall use its commercially reasonable efforts to keep such registration statement continuously effective under the Securities Act during the entire Reporting Period, subject to Section 10.7(d) hereof.

(c)    Piggyback Registration. If the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Purchasers) any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration (defined below)), the Company shall, at such time, promptly give each Purchaser notice of such registration. Upon the request of each Purchaser given within ten (10) days after such notice is given by the Company, the Company shall cause to be registered all of the Registrable Securities that each such Purchaser has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 10.7(c) before the effective date of such registration, whether or not any Purchaser has elected to include Registrable Securities in such registration. “Excluded Registration” means (i) a registration on Form S-8 (or similar successor form) relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, equity incentive or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on Form S-4 (or similar successor form); or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion or exercise of separate securities that are also being registered.

(d)    Related Obligations. At such time as the Company is obligated to file a registration statement with the Commission pursuant to Section 10.7(a) hereof, the Company will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

(i)         The Company shall use its reasonable best efforts to keep each registration statement effective at all times with respect to each Purchaser’s Registrable Securities until the expiration of the Reporting Period. “Reporting Period” means the period commencing on the Closing Date and ending on the earliest of: (1) the date as of which the Purchasers may sell all of the Shares under Rule 144 without volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public information requirements under Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act; (2) the second anniversary of the Closing Date or, if a Purchaser is an affiliate (for purposes of Rule 144 under the Securities Act) as of such date, then the fifth anniversary of the Closing Date, or (3) the date on which such Purchaser shall have sold all of the Shares pursuant to a Registration Statement. The Company shall ensure that each registration statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading.

(ii) The Company shall prepare and file with the Commission such amendments (including post-effective amendments) and supplements to a registration statement and the prospectus used in connection with such registration statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such registration statement effective at all times during the Reporting Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such registration statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such registration statement.

(iii) Upon request of a Purchaser, the Company shall furnish to such Purchaser without charge, (A) promptly after the registration statement including such Purchaser’s Registrable Securities is prepared and filed with the Commission, at least one copy of such registration statement and any amendment(s) thereto, including financial statements and schedules and, to the extent requested, all documents incorporated therein by reference, all exhibits and each preliminary prospectus, provided that, in lieu of furnishing such documents or exhibits, the Company may refer such Purchaser to the documents or exhibits that are available on the EDGAR system, (B) upon the effectiveness of any registration statement, ten (10) copies of the prospectus included in such registration statement and all amendments and supplements thereto (or such other number of copies as the Purchaser may reasonably request) and (C) such other documents, including copies of any preliminary or final prospectus, as the Purchaser may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities.

(iv) The Company shall notify the Purchasers in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in a registration statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and promptly prepare a supplement or amendment to such registration statement to correct such untrue statement or omission, and upon request deliver ten (10) copies of such supplement or amendment to the Purchasers (or such other number of copies as the Purchasers may reasonably request). Unless such information is publicly available, the Company shall also promptly notify the Purchasers in writing (A) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a registration statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to the Purchasers by facsimile or email on the same day of such effectiveness), (B) of any request by the Commission for amendments or supplements to a registration statement or related prospectus or related information, and (C) of the Company’s reasonable determination that a post-effective amendment to a registration statement would be appropriate.

(v) The Company shall use commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a registration statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest practicable moment and to notify the Purchaser who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of notice of the initiation or threat of any proceeding for such purpose.

(vi) The Company shall cooperate with the Purchasers and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a registration statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Purchasers may reasonably request and registered in such names as the Purchasers may request.

(vii) If requested by a Purchaser, the Company shall, as soon as practicable, (A) incorporate in a prospectus supplement or post-effective amendment such information as the Purchaser reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (B) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (C) supplement or make amendments to any registration statement if reasonably requested by the Purchaser.

(viii) The Company shall use its commercially reasonable efforts to register or qualify or cooperate with the Purchasers in connection with the registration or qualification (or exemption from such registration or qualification) of such Purchaser’s Registrable Securities for offer and sale under the securities or Blue Sky laws of those jurisdictions within the United States as any Purchaser reasonably requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Reporting Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a registration statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or subject the Company to any material tax in any such jurisdiction where it is not then so subject..

(ix) The Company shall otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission in connection with any registration hereunder.

(x) Notwithstanding anything to the contrary herein, the Company may delay the disclosure of material, non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors and its counsel, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required (a “Grace Period”); provided, that the Company shall promptly (A) notify the Purchasers in writing of the existence of material, non-public information giving rise to a Grace Period (provided that in each notice the Company will not disclose the content of such material, non-public information to the Purchasers) and the date on which the Grace Period will begin, and (B) notify the Purchasers in writing of the date on which the Grace Period ends; and, provided further, that the Grace Periods shall not exceed an aggregate of thirty (30) Trading Days during any three hundred and sixty-five (365) day period and the first day of any Grace Period must be at least 15 days after the last day of any prior Grace Period (each, an “Allowable Grace Period”). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Purchasers receive the notice referred to in clause (A) and shall end on and include the later of the date the Purchasers receive the notice referred to in clause (B) and the date referred to in such notice. The provisions of Section 10.7(d)(v) hereof shall not be applicable during the period of any Allowable Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 10.7(d)(iv) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of any Purchaser in accordance with the terms of this Agreement in connection with any sale of Registrable Securities with respect to which a Purchaser has entered into a contract for sale, and delivered a copy of the prospectus included as part of the applicable registration statement (unless an exemption from such prospectus delivery requirement exists), prior to the Purchaser’s receipt of the notice of a Grace Period and for which the Purchaser has not yet settled.

(xi) The Company shall not, and shall cause its subsidiaries not to, identify any Purchaser as an underwriter in any public disclosure or filing with the Commission or any trading market without the prior written consent of such Purchaser, and any Purchaser being deemed an underwriter by the Commission shall not relieve the Company of any obligations it has under this Agreement.

SECTION 11. INDEMNIFICATION.

11.1    Indemnification by the Company. The Company agrees to indemnify and hold harmless each of the Purchasers, the officers, directors, partners, members, and employees of each Purchaser, each Person, if any, who controls any such Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members and employees of each such controlling Person (each, a “Purchaser Indemnified Party”), against any losses, claims, damages, liabilities or expenses, joint or several, to which such Purchaser Indemnified Party may become subject under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based in whole or in part on (a) any untrue or alleged untrue statement of a material fact contained in a registration statement, any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, (b) the inaccuracy in the representations and warranties of the Company contained in this Agreement or (c) the failure of the Company to perform its obligations hereunder (including, for the avoidance of doubt, any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations hereunder); provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) any untrue statements or omissions which are based solely upon information regarding such Purchaser set forth in such Purchaser’s Selling Stockholder Questionnaire or otherwise furnished in writing to the Company by such Purchaser expressly for use in a registration statement, or to the extent that such information relates to such Purchaser or such Purchaser’s proposed method of distribution of Shares and was reviewed and expressly approved in writing by such Purchaser expressly for use in such registration statement, such prospectus or in any amendment or supplement thereto, (ii) the use by such Purchaser of an outdated, defective or otherwise unavailable prospectus after the Company has notified such Purchaser in writing that the prospectus is outdated, defective or otherwise unavailable for use by such Purchaser, (iii) the failure of such Purchaser Indemnified Party to comply with the covenants and agreements contained in Sections 5 and 10.3 above respecting sale of the Shares, or (iv) the inaccuracy of any representations made by such Purchaser Indemnified Party herein. The Company shall notify the Purchasers promptly of the institution, threat or assertion of any action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened (each, a “Proceeding”), arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified person and shall survive the transfer of any Shares by any of the Purchasers.

11.2    Indemnification by Purchasers. Each Purchaser shall severally, and not jointly, indemnify and hold harmless and the Company, its directors, officers, and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and the directors, officers, partners, members or employees of such controlling Persons, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors or each of its controlling Persons may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure by such Purchaser to comply with the covenants and agreements contained in Sections 5 and 10.3 above respecting the sale of the Shares unless such failure by such Purchaser is directly caused by the Company’s failure to provide written notice of a Suspension to such Purchaser or (ii) the inaccuracy of any representation made by such Purchaser herein. In no event shall the liability of a selling Purchaser be greater in amount than the dollar amount of the proceeds (net of any underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of the Registrable Securities) received by such Purchaser upon the sale of the Shares included in the registration statement giving rise to such indemnification obligation. No Purchaser shall be liable for the indemnification obligations of any other Purchaser.

11.3    Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof, provided that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially and adversely prejudiced the Indemnifying Party.

(a)    An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses, (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding, or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and counsel to the Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

(b)    Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 11.3) shall be paid to the Indemnified Party, as incurred, within ten (10) business days of written notice thereof to the Indemnifying Party, provided that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) not to be entitled to indemnification hereunder.

11.4    Contribution. If the indemnification under Sections 11.1 or 11.2 is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any losses, claims, damages, liabilities or expenses, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any losses, claims, damages, liabilities or expenses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 11.4 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. In no event shall the contribution obligation of a Purchaser of Shares be greater in amount than the dollar amount of the proceeds (net of any underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of the Registrable Securities) received by it upon the sale of the Shares giving rise to such contribution obligation. The indemnity and contribution agreements contained in this Section 11 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

SECTION 12. NOTICES.

All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed electronic mail, or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of electronic mail transmission, or when so received in the case of mail or courier, and addressed as follows:

if to the Company, to:

Puma Biotechnology, Inc.

10880 Wilshire Boulevard, Suite 2150

Los Angeles, CA 90024

Attention: Alan Auerbach, President and Chief Executive Officer

E-Mail: [***]

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

650 Town Center Drive

20th Floor

Costa Mesa, CA 92626

Attention: Shayne Kennedy

E-Mail: [***]

or to such other person at such other place as the Company shall designate to the Purchasers in writing; and if to the Purchasers, at the address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

SECTION 13. MISCELLANEOUS.

13.1    Waivers and Amendments. Neither this Agreement nor any provision hereof may be changed, waived, discharged, terminated, modified or amended except upon the written consent of the Company and holders of at least a majority of the Shares; provided, that, in the event of any such change, waiver, discharge, termination, modification or amendment, the company shall notify each of the Purchasers of such change, waiver, discharge, termination, modification or amendment at the address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

13.2    Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

13.3    Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

13.4    Replacement of Shares. If the Shares are certificated and any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Company’s transfer agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Company’s transfer agent for any losses in connection therewith or, if required by the transfer agent, a bond in such form and amount as is required by the transfer agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares. If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

13.5    Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchaser as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group, or are deemed affiliates (as such term is defined under the Exchange Act) with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

13.6    Governing Law. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflicts of law principles thereof. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Purchaser or any Indemnified Party. Each Purchaser and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

13.7    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile of “.pdf” signature were the original thereof.

13.8    Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

13.9    Entire Agreement. This Agreement and other documents delivered pursuant hereto, including the exhibit and the Schedule of Exceptions, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

13.10    Payment of Fees and Expenses. Each of the Company and the Purchasers shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

13.11    Survival. The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by the Company or the Purchasers and the Closing.

13.12    Waiver of Potential Conflicts of Interest.  Each of the Purchasers and the Company acknowledges that Latham & Watkins LLP (“Latham”) may have represented and may currently represent certain of the Purchasers. In the course of such representation, Latham may have come into possession of confidential information relating to such Purchasers. Each of the Purchasers and the Company acknowledges that Latham is representing only the Company in this transaction. By executing this Agreement, each of the Purchasers and the Company hereby waives any actual or potential conflict of interest which has or may arise as a result of Latham’s representation of such persons and entities, and represents that it has had the opportunity to consult with independent counsel concerning the giving of this waiver.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

PUMA BIOTECHNOLOGY, INC.

By:	/s/ Maximo Nougues
Name:	Maximo Nougues
Title:	Chief Financial Officer

SIGNATURE PAGES TO

SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

PURCHASERS:

Alan H. Auerbach

/s/ Alan H. Auerbach

SIGNATURE PAGES TO

SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

PURCHASERS:

ATHYRIUM OPPORTUNITIES IV CO-INVEST 2 LP, a Delaware limited partnership

By: ATHYRIUM OPPORTUNITIES ASSOCIATES IV CO-INVEST LLC, its general partner

By:	/s/ Rashida Adams
Name: Rashida Adams
Title: Authorized Signatory
Address: [***]
Emails (to each of) [***]

SIGNATURE PAGES TO

SECURITIES PURCHASE AGREEMENT